20 North Broadway Oklahoma City, Oklahoma 73102-8260	Telephone: (405) 235-3611 Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager (405) 552-4526

Media contact:	Brian Engel (405) 228-7750

DEVON ENERGY’S 2004 NET EARNINGS TOP $2 BILLION; OIL AND GAS PRODUCTION, REVENUES AND NET EARNINGS AT RECORD LEVELS

OKLAHOMA CITY – February 2, 2005 – Devon Energy Corporation (NYSE:DVN) today reported record net earnings for the year ended December 31, 2004, of $2.2 billion, or $4.51 per common share ($4.38 per diluted common share). This was a 25 percent increase over Devon’s 2003 net earnings of $1.7 billion, or $4.16 per common share ($4.04 per diluted common share). Per-share amounts reflect a two-for-one stock split completed in November 2004. A 10 percent increase in oil, gas and natural gas liquids production and higher realized prices for these products led to the record results.

     For the quarter ended December 31, 2004, the company reported net earnings of $673 million, or $1.38 per common share ($1.35 per diluted common share). This compares to net earnings of $543 million, or $1.16 per common share ($1.13 per diluted common share) in the fourth quarter of 2003.

     “Devon delivered record-breaking performance in 2004, from nearly every perspective,” said J. Larry Nichols, chairman and chief executive officer. “Record production of 251 million barrels of oil equivalent and rising oil and gas prices led to record net earnings and earnings per share. Furthermore, with drill-bit capital of $2.8 billion we added 313 million barrels of proved reserves, before price revisions. Simultaneously, the company reduced net debt by $1.8 billion with free cash flow. Devon is clearly performing at a very high level and we couldn’t be more enthusiastic about our future.”

Capital and Reserve Summary	Year Ended
(detailed tables on pages 11 and 12 and non-GAAP reconciliation on page 15)	December 31,
	2004	2003

Drill-bit Capital (in millions)	$2,805	$2,654

Reserve Data (MMBoe)

Discoveries and extensions	268	188
Revisions other than price	45	(19)

Drill-bit and performance reserve additions	313	169

Operating Highlights Include Exploration and Development Achievements

     Devon’s operating strategy balances lower-risk, near-term investment in the company’s gas-weighted, North American asset base with longer-term investment in high-impact exploration projects. Notable operational achievements during 2004 include:

•	Devon completed its 100th horizontal natural gas well in the Barnett Shale field in north Texas in June, and at year-end had 144 horizontal wells on production. Horizontal wells account for about 22 percent of Devon’s total Barnett Shale production of approximately 556 million cubic feet of gas equivalent per day.

•	A discovery on the Jack prospect in the deepwater Gulf of Mexico marked Devon’s third discovery in the emerging lower Tertiary trend. The Jack prospect on Walker Ridge block 759 encountered more than 350 feet of oil pay. Devon has a 25 percent working interest in Jack.

•	The company drilled a successful delineation well on the St. Malo lower Tertiary prospect. Devon plans further drilling at St. Malo, Jack and Cascade in 2005. Cascade was the company’s initial lower Tertiary discovery in 2002.

•	A discovery on the BM-C-8 block, offshore Brazil, encountered more than 150 feet of oil pay. Devon has a 60 percent working interest in the block and will conduct additional drilling in 2005.

•	Production from Devon’s 50 percent-owned deepwater Red Hawk field commenced in July. In total, Red Hawk is producing in excess of 120 million cubic feet of gas per day.

•	The first well in the Magnolia deepwater field was brought on line in December. Two wells are now on stream. These wells are now producing a combined seven thousand barrels of oil equivalent (Boe) per day, net to Devon. Devon has a 25 percent working interest in Magnolia.

•	Devon received final governmental approvals for its wholly-owned Jackfish Canadian oil sands project in December. Jackfish is designed to produce 35,000 barrels of oil per day when fully operational in 2008.

Oil, Gas and NGL Production and Sales Reach Record Highs

     Devon’s sales of oil, gas and natural gas liquids increased 27 percent to $7.5 billion in the year ended December 31, 2004. The increase was driven by both higher production and higher realized prices for all products.

     Combined oil, gas and natural gas liquids production averaged 685 thousand Boe per day in the year ended December 31, 2004. This was a 10 percent increase over the average rate of 624 thousand Boe per day in 2003.

     Devon’s realized natural gas prices increased 18 percent to $5.32 per thousand cubic feet in 2004, compared with $4.51 per thousand cubic feet in 2003. Average realized oil prices increased 10 percent to $28.18 per barrel in 2004, compared with $25.63 per barrel in 2003. The company’s average realized price for natural gas liquids improved 24 percent in 2004 to $23.04 per barrel, compared with $18.65 per barrel in 2003.

     Marketing and midstream revenues increased 16 percent in 2004 to $1.7 billion. After $1.3 billion of related expenses, Devon’s marketing and midstream margin reached $362 million. This was a 26 percent increase over the 2003 margin of $286 million. Higher realized prices for natural gas and natural gas liquids led to the improvement.

Operating Expenses Track Growth; G&A and Interest Expense Decline

     Record production and revenues were partially offset by higher expenses in 2004. Most operating expense categories reflect this growth as well as the impact of the stronger Canadian dollar.

     Lease operating and transportation expenses increased 19 percent to $1.3 billion in 2004. Both higher production and higher unit costs contributed to the increase. Unit lease operating and transportation expenses increased eight percent to $5.11 per Boe. The stronger Canadian dollar and increased well workover activity contributed to the increase in unit costs.

     Production taxes increased 25 percent to $255 million in 2004. Increased production and higher prices were the primary drivers for the increase.

     Depreciation, depletion and amortization (DD&A) of oil and gas properties increased 28 percent in 2004, to $2.1 billion. Devon’s oil and gas related DD&A rate increased 17 percent to $8.54 per Boe. The increased rate includes the effects of the stronger Canadian currency and price-related reserve revisions discussed below.

     General and administrative expenses decreased 10 percent, to $277 million in 2004. Overhead and personnel efficiencies realized following Devon’s merger with Ocean Energy contributed to the decrease.

     Interest expense in 2004 decreased five percent to $475 million, compared with 2003. Lower outstanding indebtedness more than offset increases in interest rates on floating rate debt.

     Income tax expense was $1.1 billion, or 34 percent of pre-tax earnings in 2004. Of the total, $355 million was deferred income tax expense, not requiring the current use of cash. Income taxes represented 23 percent of pre-tax earnings in 2003. The 2004 and 2003 rates reflected Canadian income tax rate reductions, without which, the 2004 and 2003 combined rates would have been 35 percent and 33 percent, respectively.

Cash Flow Before Balance Sheet Changes Up 26 Percent to $4.9 Billion

     Cash flow before balance sheet changes increased 26 percent to $4.9 billion in 2004. Devon funded $3.1 billion of capital expenditures and paid common and preferred dividends totaling $107 million in the year. This yielded free cash flow of $1.7 billion. Cash on hand at December 31, 2004, was $2.1 billion. A reconciliation of cash flow before balance sheet changes and free cash flow, which are non-GAAP measures, is provided in this release.

     After retiring $973 million of debt in 2004, Devon’s net debt to adjusted capitalization was 27 percent at December 31, 2004. This is down from 39 percent at December 31, 2003. Reconciliations of net debt and adjusted capitalization, which are non-GAAP measures, are also provided in this release.

     On September 27, 2004, Devon announced a plan to repurchase up to 10 percent, or approximately 50 million shares, of its outstanding common shares. At December 31, 2004, Devon had repurchased approximately five million shares. As of today, the company has repurchased 7.5 million shares at a total cost of approximately $279 million.

Oil and Gas Reserves

     At December 31, 2003, Devon held 2.1 billion Boe of estimated proved oil and gas reserves. During 2004, the company added 268 million Boe through successful drilling (discoveries and extensions) and added 45 million Boe due to improved performance (other revisions). Devon also sold one million Boe and purchased three million Boe of reserves in place. Drill-bit capital totaled $2.8 billion in 2004.

     Devon removed 76 million Boe from proved reserves as a result of changes in year-end oil and gas prices (revisions due to price). International production sharing contracts accounted for the majority of the price related revisions. Under these contracts Devon is allowed to recover its costs from the early production from a project. When oil prices increase it is assumed that Devon will recover its costs with fewer barrels, resulting in a reduction of booked reserves. In Canada, negative price revisions resulted from a dramatic temporary decline in the price of heavy crude oil at year-end. This primarily affected thermal heavy oil projects.

     After subtracting the 251 million Boe Devon produced in 2004, estimated proved reserves at December 31, 2004, were 2.1 billion Boe. Proved reserves at December 31, 2004, are composed of 596 million barrels of crude oil, 7.5 trillion cubic feet of natural gas and 232 million barrels of natural gas liquids. Natural gas is converted to its oil equivalent on the basis of six thousand cubic feet of gas to one barrel of oil.

     Proved developed reserves represented 80 percent of total proved reserves at year-end 2004. This compares to 76 percent of total proved reserves at December 31, 2003.

Items Excluded from Published Estimates

     Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates for the company’s financial results. Such items and their effects upon full year and fourth quarter 2004 reported earnings were as follows:

•	A charge for abandoning office space in Calgary decreased full year earnings by $5 million pre-tax ($3 million after tax).

•	Debt issuance costs that were written off as a result of early debt repayment decreased full year earnings by $16 million pre-tax ($10 million after tax).

•	Effects of changes in foreign currency exchange rates increased full year earnings by $23 million pre-tax ($20 million after tax) and fourth quarter earnings by $17 million pre-tax ($15 million after tax). This is primarily related to U.S. dollar denominated debt in Canada.

•	A change in fair value of derivative financial instruments not associated with hedges decreased full year earnings by $62 million pre-tax ($40 million after tax) and fourth quarter earnings by $8 million pre-tax ($5 million after tax).

•	Tax benefits resulting from changes in Canadian tax law increased full year net earnings by $36 million and fourth quarter earnings by $8 million.

In aggregate, these items increased 2004 net earnings by $3 million but had no effect on either basic or diluted earnings per share. For the fourth quarter of 2004, the applicable items increased net earnings by $18 million, or three cents per common share (four cents per diluted common share).

Conference Call to be Webcast Today

     Devon will discuss its 2004 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION DATA (Unaudited)	Year Ended		Quarter Ended
(net of royalties)	December 31,		December 31,
	2004	2003	2004	2003

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	480.5	463.1	120.8	125.5
U.S. Offshore	120.6	126.2	28.2	35.4

Total U.S.	601.1	589.3	149.0	160.9
Canada	279.1	267.4	70.7	67.8
International	10.2	6.7	3.0	3.5

Total Natural Gas	890.4	863.4	222.7	232.2

Oil (MMBbls)
U.S. Onshore	13.9	14.2	3.3	3.5
U.S. Offshore	17.8	16.9	4.0	5.3

Total U.S.	31.7	31.1	7.3	8.8
Canada	13.9	13.5	3.5	3.5
International	32.6	17.3	8.0	7.0

Total Oil	78.2	61.9	18.8	19.3

Natural Gas Liquids (MMBbls)
U.S. Onshore	17.7	15.5	4.3	4.2
U.S. Offshore	1.2	1.2	0.3	0.5

Total U.S.	18.9	16.7	4.6	4.7
Canada	4.9	5.0	1.3	1.2
International	0.3	0.2	0.1	0.1

Total Natural Gas Liquids	24.1	21.9	6.0	6.0

Oil Equivalent (MMBoe)
U.S. Onshore	111.7	106.9	27.8	28.6
U.S. Offshore	39.0	39.1	9.0	11.7

Total U.S.	150.7	146.0	36.8	40.3
Canada	65.2	63.1	16.5	16.0
International	34.6	18.6	8.6	7.7

Total Oil Equivalent	250.5	227.7	61.9	64.0

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,312.9	1,268.8	1,312.8	1,363.5
U.S. Offshore	329.5	345.6	306.9	384.9

Total U.S.	1,642.4	1,614.4	1,619.7	1,748.4
Canada	762.5	732.7	768.3	737.3
International	27.8	18.3	32.7	37.8

Total Natural Gas	2,432.7	2,365.4	2,420.7	2,523.5

Oil (MBbls)
U.S. Onshore	37.9	39.0	35.7	38.3
U.S. Offshore	48.6	46.3	43.6	57.6

Total U.S.	86.5	85.3	79.3	95.9
Canada	37.8	36.9	38.1	37.4
International	89.2	47.5	87.4	76.5

Total Oil	213.5	169.7	204.8	209.8

Natural Gas Liquids (MBbls)
U.S. Onshore	48.4	42.4	46.7	45.0
U.S. Offshore	3.2	3.4	2.8	5.5

Total U.S.	51.6	45.8	49.5	50.5
Canada	13.3	13.6	14.2	13.8
International	0.8	0.5	0.8	0.9

Total Natural Gas Liquids	65.7	59.9	64.5	65.2

Oil Equivalent (MBoe)
U.S. Onshore	305.1	292.9	301.3	310.6
U.S. Offshore	106.7	107.3	97.5	127.2

Total U.S.	411.8	400.2	398.8	437.8
Canada	178.3	172.6	180.3	174.1
International	94.6	51.0	93.7	83.7

Total Oil Equivalent	684.7	623.8	672.8	695.6

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

REALIZED PRICE DATA (Unaudited)	Year Ended		Quarter Ended
(average realized prices)	December 31,		December 31,
	2004	2003	2004	2003

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$5.20	$4.43	$5.69	$4.06
U.S. Offshore	$6.31	$4.74	$7.00	$4.48
Total U.S.	$5.43	$4.50	$5.94	$4.15
Canada	$5.15	$4.57	$5.49	$4.23
International	$3.33	$3.47	$3.23	$3.41

Total Natural Gas	$5.32	$4.51	$5.76	$4.16

Oil ($/Bbl)
U.S. Onshore	$31.03	$28.12	$32.91	$27.59
U.S. Offshore	$30.69	$27.23	$31.49	$26.22
Total U.S.	$30.84	$27.64	$32.13	$26.77
Canada	$21.60	$23.54	$18.18	$22.51
International	$28.40	$23.64	$27.89	$24.14

Total Oil	$28.18	$25.63	$27.72	$25.05

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$21.12	$16.82	$24.88	$17.23
U.S. Offshore	$26.78	$23.41	$30.43	$23.07
Total U.S.	$21.47	$17.31	$25.20	$17.87
Canada	$29.23	$23.08	$33.93	$23.00
International	$21.12	$21.45	$21.14	$21.65

Total Natural Gas Liquids	$23.04	$18.65	$27.06	$19.01

Oil Equivalent ($/Boe)
U.S. Onshore	$29.59	$25.38	$32.56	$23.73
U.S. Offshore	$34.27	$27.77	$36.96	$26.40
Total U.S.	$30.80	$26.02	$33.64	$24.50
Canada	$28.80	$26.25	$29.88	$24.55
International	$27.92	$23.45	$27.34	$23.84

Total Oil Equivalent	$29.88	$25.88	$31.75	$24.44

BENCHMARK PRICES	Year Ended		Quarter Ended
(average prices)	December 31,		December 31,
	2004	2003	2004	2003

Benchmark Prices

Natural Gas ($/Mcf) — Henry Hub	$6.13	$5.38	$7.07	$4.58
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$41.38	$31.08	$48.34	$31.22

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES	Year Ended		Quarter Ended
(average floating price differentials from benchmark prices)	December 31,		December 31,
	2004	2003	2004	2003

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(0.88)	$(0.78)	$(1.25)	$(0.50)
U.S. Offshore	$0.21	$0.03	$0.05	$(0.10)
Total U.S.	$(0.66)	$(0.60)	$(1.00)	$(0.42)
Canada	$(0.83)	$(0.52)	$(1.42)	$(0.15)
International	$(2.80)	$(1.92)	$(3.84)	$(1.17)

Total Natural Gas	$(0.74)	$(0.59)	$(1.17)	$(0.35)

Oil ($/Bbl)
U.S. Onshore	$(2.68)	$(1.63)	$(3.09)	$(2.23)
U.S. Offshore	$(2.35)	$(1.76)	$(2.90)	$(1.98)
Total U.S.	$(2.45)	$(1.70)	$(2.99)	$(2.08)
Canada	$(9.40)	$(5.46)	$(14.45)	$(6.48)
International	$(6.50)	$(4.90)	$(9.98)	$(4.01)

Total Oil	$(5.39)	$(3.41)	$(8.10)	$(3.57)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS	Year Ended		Unaudited Quarter
(in millions, except per share data)	December 31,		Ended December 31,
	2004	2003	2004	2003

Revenues

Oil sales	$2,202	$1,588	$523	$484
Gas sales	4,732	3,897	1,282	966
Natural gas liquids sales	554	407	161	114
Marketing & midstream revenues	1,701	1,460	499	357

Total revenues	9,189	7,352	2,465	1,921

Production and Operating Costs and Expenses

Lease operating & transportation expenses	1,280	1,078	341	303
Production taxes	255	204	74	52
Marketing & midstream operating costs and expenses	1,339	1,174	390	273
Depreciation, depletion and amortization of oil and gas properties	2,141	1,668	554	529
Depreciation and amortization of non-oil and gas properties	149	125	39	33
Accretion of asset retirement obligation	44	36	11	10
General & administrative expenses	277	307	72	86
Expenses related to mergers	—	7	—	—
Reduction of carrying value of oil & gas properties	—	111	—	111

Total production and operating costs and expenses	5,485	4,710	1,481	1,397

Earnings from operations	3,704	2,642	984	524

Other Income (Expenses)

Interest expense	(475)	(502)	(114)	(122)
Dividends on subsidiary’s preferred stock	—	(2)	—	(1)
Effects of changes in foreign currency exchange rates	23	69	17	17
Change in fair value of derivative financial instruments	(62)	1	(8)	(7)
Other income	103	37	49	8

Net other expenses	(411)	(397)	(56)	(105)

Earnings before income taxes and cumulative effect of change in accounting principle	3,293	2,245	928	419

Income Tax Expense (Benefit)

Current	752	193	183	28
Deferred	355	321	72	(152)

Total income tax expense (benefit)	1,107	514	255	(124)

Earnings before cumulative effect of change in accounting principle	2,186	1,731	673	543

Cumulative effect of change in accounting principle, net of income tax expense	—	16	—	—

Net earnings	2,186	1,747	673	543

Preferred stock dividends	10	10	3	3

Net earnings applicable to common stockholders	$2,176	$1,737	$670	$540

Basic earnings per share:
Earnings before change in accounting principle	$4.51	$4.12	$1.38	$1.16
Cumulative effect of change in accounting principle	—	0.04	—	—

Net earnings applicable to common stockholders	$4.51	$4.16	$1.38	$1.16

Diluted earnings per share:
Earnings before change in accounting principle	$4.38	$4.00	$1.35	$1.13
Cumulative effect of change in accounting principle	—	0.04	—	—

Net earnings applicable to common stockholders	$4.38	$4.04	$1.35	$1.13

Basic weighted average shares outstanding	482	417	484	467
Diluted weighted average shares outstanding	499	433	500	483

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS
(in millions)	December 31,	December 31,
	2004	2003

Assets

Current assets

Cash and cash equivalents	$2,119	$1,273
Accounts receivable	1,320	946
Fair value of derivative financial instruments	1	13
Investments and other current assets	143	132

Total current assets	3,583	2,364

Property and equipment, at cost	32,114	28,546
Less accumulated depreciation, depletion and amortization	12,768	10,212

Net property and equipment	19,346	18,334

Investment in ChevronTexaco Corporation common stock, at fair value	745	613
Fair value of derivative financial instruments	8	14
Goodwill	5,637	5,477
Other assets	417	360

Total Assets	$29,736	$27,162

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable:
Trade	$715	$859
Revenues and royalties due to others	487	315
Income taxes payable	223	15
Current portion of long-term debt	933	338
Accrued interest payable	139	130
Fair value of derivative financial instruments	399	153
Current portion of asset retirement obligation	46	42
Accrued expenses and other current liabilities	158	219

Total current liabilities	3,100	2,071

Other liabilities	366	349
Asset retirement obligation, long-term	693	629
Debentures exchangeable into shares of ChevronTexaco Corporation common stock	692	677
Other long-term debt	6,339	7,903
Preferred stock of subsidiary	—	55
Fair value of derivative financial instruments	72	52
Deferred income taxes	4,800	4,370

Stockholders’ equity

Preferred stock	1	1
Common stock	48	48
Additional paid-in capital	9,087	9,042
Retained earnings	3,693	1,614
Accumulated other comprehensive income	930	569
Deferred compensation and other	(85)	(32)
Treasury stock, at cost	—	(186)

Stockholders’ Equity	13,674	11,056

Total Liabilities & Stockholders’ Equity	$29,736	$27,162

Common Shares Outstanding	484	472

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)	Year Ended December 31,
	2004	2003

Cash Flows From Operating Activities

Earnings before cumulative effect of change in accounting principle	$2,186	$1,731
Adjustments to reconcile earnings before cumulative effect of change in accounting principle to net cash provided by operating activities:
Depreciation, depletion and amortization	2,290	1,793
Accretion of asset retirement obligation	44	36
Accretion of discounts on long-term debt, net	11	19
Effects of changes in foreign currency exchange rates	(23)	(69)
Change in fair value of derivative financial instruments	62	(1)
Reduction of carrying value of oil and gas properties	—	111
Deferred income tax expense	355	321
(Gain) loss on sale of assets	(34)	7
Other	31	(48)

	4,922	3,900

Changes in assets and liabilities, net of acquisitions of businesses:
Increase in:
Accounts receivable	(345)	(164)
Investments and other current assets	(20)	(34)
Long-term other assets	(91)	—
Increase (decrease) in:
Accounts payable	190	42
Income taxes payable	208	62
Accrued interest and expenses	(79)	(2)
Long-term other liabilities	31	(36)

Net cash provided by operating activities	$4,816	$3,768

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	$95	$179
Capital expenditures	(3,103)	(2,587)
Other	—	(24)

Net cash used in investing activities	$(3,008)	$(2,432)

Cash Flows From Financing Activities

Proceeds from borrowings of long-term debt, net of issuance costs	$—	$597
Principal payments on long-term debt	(973)	(1,118)
Issuance of common stock, net of issuance costs	268	155
Repurchase of common stock	(189)	—
Dividends paid on common stock	(97)	(39)
Dividends paid on preferred stock	(10)	(10)
Increase in long-term liabilities	—	1

Net cash used in financing activities	$(1,001)	$(414)

Effect of exchange rate changes on cash	$39	$59
Net increase in cash and cash equivalents	846	981
Cash and cash equivalents at beginning of period	1,273	292

Cash and cash equivalents at end of period	$2,119	$1,273

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

RESERVE RECONCILIATION

	Total				Total U.S.
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)

As of December 31, 2003:

Proved developed	408	5,980	179	1,584	171	3,935	136	964
Proved undeveloped	253	1,336	30	505	41	949	25	223

Total proved	661	7,316	209	2,089	212	4,884	161	1,187

Production	(78)	(891)	(24)	(251)	(31)	(602)	(19)	(151)
Discoveries and extensions	78	988	25	268	16	578	16	129
Divestitures	(1)	(2)	—	(1)	(1)	(2)	—	(1)
Acquisitions	1	14	—	3	—	8	—	1
Revisions due to prices	(84)	39	1	(76)	5	8	1	8
Revisions other than price	19	30	21	45	2	62	23	35
As of December 31, 2004:

Proved developed	411	6,219	204	1,652	168	4,105	161	1,014
Proved undeveloped	185	1,275	28	425	35	831	21	194

Total proved	596	7,494	232	2,077	203	4,936	182	1,208

	U.S. Onshore				U.S. Offshore
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)

As of December 31, 2003:

Proved developed	123	3,531	134	847	48	404	2	117
Proved undeveloped	8	651	22	137	33	298	3	86

Total proved	131	4,182	156	984	81	702	5	203

Production	(13)	(481)	(18)	(112)	(18)	(121)	(1)	(39)
Discoveries and extensions	15	564	16	126	1	14	—	3
Divestitures	(1)	(2)	—	(1)	—	—	—	—
Acquisitions	—	8	—	1	—	—	—	—
Revisions due to prices	4	8	1	7	1	—	—	1
Revisions other than price	(1)	80	22	33	3	(18)	1	2
As of December 31, 2004:

Proved developed	126	3,751	158	909	42	354	3	105
Proved undeveloped	9	608	19	129	26	223	2	65

Total proved	135	4,359	177	1,038	68	577	5	170

	Canada				International
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)

As of December 31, 2003:

Proved developed	123	1,964	43	493	114	81	—	127
Proved undeveloped	25	333	5	86	187	54	—	196

Total proved	148	2,297	48	579	301	135	—	323

Production	(14)	(279)	(5)	(65)	(33)	(10)	—	(35)
Discoveries and extensions	50	410	9	127	12	—	—	12
Divestitures	—	—	—	—	—	—	—	—
Acquisitions	1	6	—	2	—	—	—	—
Revisions due to prices	(43)	32	—	(38)	(46)	(1)	—	(46)
Revisions other than price	5	(46)	(2)	(5)	12	14	—	15
As of December 31, 2004:

Proved developed	123	2,043	43	507	120	71	—	131
Proved undeveloped	24	377	7	93	126	67	—	138

Total proved	147	2,420	50	600	246	138	—	269

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

COSTS INCURRED	Total		Total U.S.
(in millions)	Year Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Property Acquisition Costs:

Total proved	$38	$4,343	$27	$2,697

Unproved:
Business combinations	—	1,063	—	551
Other acquisitions	141	87	75	48

Total unproved	$141	$1,150	$75	$599

Exploration Costs	$735	$714	$335	$343

Development Costs	$1,938	$1,864	$1,163	$1,193

Costs Incurred	$2,852	$8,071	$1,600	$4,832

	U.S. Onshore		U.S. Offshore
	Year Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Property Acquisition Costs:

Total proved	$24	$1,313	$3	$1,384

Unproved:
Business combinations	—	21	—	530
Other acquisitions	46	20	29	28

Total unproved	$46	$41	$29	$558

Exploration Costs	$92	$52	$243	$291

Development Costs	$983	$839	$180	$354

Costs Incurred	$1,145	$2,245	$455	$2,587

	Canada		International
	Year Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Property Acquisition Costs:

Total proved	$11	$26	$—	$1,620

Unproved:
Business combinations	—	—	—	512
Other acquisitions	52	39	14	—

Total unproved	$52	$39	$14	$512

Exploration Costs	$272	$214	$128	$157

Development Costs	$625	$491	$150	$180

Costs Incurred	$960	$770	$292	$2,469

Devon capitalizes certain general and administrative expenses which are related to property acquisition, exploration and development activities. Such capitalized expenses, which are included in the costs shown in the preceding tables, were $172 million and $140 million in the years 2004 and 2003, respectively. In addition, Devon capitalizes certain interest expenses which are related to property development activities. Such capitalized expenses, which are also included in the costs shown in the preceding tables, were $70 million and $50 million in the years 2004 and 2003, respectively.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

DRILLING ACTIVITY	Year Ended
	December 31,
	2004	2003

Exploration Wells Drilled

U.S.	40	44
Canada	228	244
International	6	5

Total	274	293

Exploration Wells Success Rate

U.S.	58%	50%
Canada	90%	86%
International	33%	—

Total	84%	79%

Development Wells Drilled

U.S.	1,217	1,281
Canada	621	606
International	66	49

Total	1,904	1,936

Development Wells Success Rate

U.S.	99%	98%
Canada	96%	97%
International	100%	98%

Total	98%	97%

Total Wells Drilled

U.S.	1,257	1,325
Canada	849	850
International	72	54

Total	2,178	2,229

Total Wells Success Rate

U.S.	97%	96%
Canada	95%	94%
International	94%	89%

Total	96%	95%

COMPANY OPERATED RIGS	December 31,
	2004	2003

Number of Company Operated Rigs Running

U.S.	54	40
Canada	26	35
International	3	4

Total	83	79

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

Non-GAAP Financial Measures

     The United States Securities and Exchange Commission requires public companies such as Devon to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Cash flow before balance sheet changes, free cash flow and net debt are Non-GAAP financial measures. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Devon believes free cash flow is relevant because it is a measure of cash available to service debt. Cash flow before balance sheet changes and free cash flow are also used by certain securities analysts as measures of Devon’s financial results.

RECONCILIATION TO GAAP INFORMATION	Year Ended		Quarter Ended
(in millions)	December 31,		December 31,
	2004	2003	2004	2003

Net Cash Provided By Operating Activities (GAAP)	$4,816	$3,768	$1,124	$988

Changes in assets and liabilities, net of effects of acquisitions of businesses	106	132	176	61

Cash flow before balance sheet changes (Non-GAAP)	$4,922	$3,900	$1,300	$1,049

Less:
Capital expenditures	3,103	2,587	701	782
Common stock dividends	97	39	24	11
Preferred stock dividends	10	10	3	3

Free cash flow (Non-GAAP)	$1,712	$1,264	$572	$253

     Devon believes that using net debt, defined as debt less cash and the debentures exchangeable into shares of ChevronTexaco common stock, for the calculation of total capitalization provides a better measure than using debt. Management believes that because cash can be used to repay indebtedness, netting cash against debt provides a clearer picture of the future demands on cash to repay debt. Furthermore, included in Devon’s indebtedness are $692 million of debentures that are exchangeable into 14.2 million shares of ChevronTexaco common stock owned outright by Devon. Since these shares, with a market value of $745 million as of December 31, 2004, are being held by Devon exclusively to satisfy the related indebtedness, Devon believes that netting the value of the debentures provides a clearer picture of the future demands on cash to repay debt. This methodology is also utilized by various lenders, rating agencies and securities analysts as a measure of Devon’s indebtedness.

RECONCILIATION TO GAAP INFORMATION
(in billions)	December 31,	December 31,
	2004	2003

Total debt (GAAP)	$8.0	$8.9
Adjustments:
Cash	(2.1)	(1.2)
Debentures exchangeable into ChevronTexaco Corporation common stock	(0.7)	(0.7)

Net Debt (Non-GAAP)	$5.2	$7.0

Total Capitalization

Total debt	$8.0	$8.9
Stockholders’ equity	13.7	11.1

Total Capitalization	$21.7	$20.0

Adjusted Capitalization

Net debt	$5.2	$7.0
Stockholders’ equity	13.7	11.1

Adjusted Capitalization	$18.9	$18.1

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

     Drill-bit capital is defined as costs incurred less proved acquisition costs, unproved acquisition costs resulting from business combinations, and the net difference of accrued future asset retirement costs less actual cash retirement expenditures. Drill-bit capital is a non-GAAP measure. Management believes drill-bit capital is relevant because it provides additional insight into costs associated with current year drilling, facilities and unproved acreage acquisitions unrelated to business combinations. It should be noted that the actual costs of reserves added through the company’s drilling program will differ, sometimes significantly, from the direct comparison of capital spent and reserves added in any given period due to the timing of capital expenditures and reserve bookings. This methodology is also utilized by certain securities analysts as a measure of Devon’s performance.

RECONCILIATION TO GAAP INFORMATION	Total		Total U.S.
(in millions)	Year Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Costs Incurred (GAAP)	$2,852	$8,071	$1,600	$4,832

Less:
Proved acquisition costs	38	4,209	27	2,582
Unproved acquisition costs resulting from business combinations	—	1,063	—	551
Accrued asset retirement costs	51	182	28	139
Plus: Actual retirement expenditures	42	37	27	22

Drill-bit capital (Non-GAAP)	$2,805	$2,654	$1,572	$1,582

	U.S. Onshore		U.S. Offshore
	Year Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Costs Incurred (GAAP)	$1,145	$2,245	$455	$2,587

Less:
Proved acquisition costs	24	1,296	3	1,286
Unproved acquisition costs resulting from business combinations	—	21	—	530
Accrued asset retirement costs	14	37	14	102
Plus: Actual retirement expenditures	5	3	22	19

Drill-bit capital (Non-GAAP)	$1,112	$894	$460	$688

	Canada		International
	Year Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Costs Incurred (GAAP)	$960	$770	$292	$2,469

Less:
Proved acquisition costs	11	26	—	1,601
Unproved acquisition costs resulting from business combinations	—	—	—	512
Accrued asset retirement costs	18	17	5	26
Plus: Actual retirement expenditures	14	14	1	1

Drill-bit capital (Non-GAAP)	$945	$741	$288	$331